AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.

                   EXHIBIT 23 - CONSENT OF EXPERTS AND COUNSEL
                              ACCOUNTANT'S CONSENT

We hereby consent to the use of our audit report of American Absorbents Natural Products, Inc. and subsidiary dated March 24, 2000 for the year ended January 31, 1999 in the Form 10-KSB Annual Report.

/s/ Orton & Company

Orton & Company
April 28, 2000
Salt Lake City, Utah

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